Natus Medical Announces Second Quarter 2020 Financial Results

	Q2-2020	Key Results
Revenue (millions)	$84.8	➢ Newborn Care revenue increased 1% compared to second quarter last year ➢ Reduced debt by $13.0 million during the quarter ➢ NICVIEW II released during the quarter
GAAP loss per share	$0.26
Non-GAAP loss per share	$0.13

PLEASANTON, Calif. (July 30, 2020) - Natus Medical Incorporated (NASDAQ:NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages, today announced financial results for the three and six months ended June 30, 2020.

For the second quarter ended June 30, 2020, the Company reported revenue of $84.8 million, a decrease of 32.4% compared to $125.5 million reported for the second quarter 2019. GAAP gross margin was 47.8% during the second quarter of 2020 compared to 56.9% in the second quarter 2019. GAAP net loss was $8.9 million, or $0.26 per share, compared with GAAP net income of $3.5 million, or $0.10 per diluted share in the second quarter 2019.

Non-GAAP loss per share was $0.13 for the second quarter 2020, compared to earnings per diluted share of $0.32 in the second quarter 2019. Non-GAAP net loss was $4.4 million in the second quarter 2020 compared to net income of $10.6 million in the second quarter 2019. Non-GAAP gross margin was 51.5% in the second quarter 2020 compared to 59.1% reported for the second quarter of 2019.

For the six months ended June 30, 2020, the Company reported revenue of $194.2 million, a decrease of 19.2% compared to $240.3 million reported for the same period in 2019. GAAP gross margin was 53.2% vs. 57.4% reported for the same period in 2019. GAAP net loss was $12.5 million, or $0.37 per share, compared with GAAP net loss of $26.9 million, or $0.80 per share in the same period in 2019.

Non-GAAP loss per share was $0.09 for the first six months in 2020, compared to earnings per diluted share of $0.39 in the same period in 2019. The Company reported non-GAAP net loss of $3.1 million for the six months ended June 30, 2020, compared to the prior year's non-GAAP net income of $13.3 million. Non-GAAP gross margin was 55.8% in 2020 vs. 59.3% reported for the same period in 2019.

COVID-19 Operational Impacts

Beginning in March of this year, Natus implemented safeguards in its facilities to protect its team members. These measures included social distancing practices, the ability to work from home and other safety procedures consistent with specific regulatory requirements and guidance from health authorities. As an essential supplier of healthcare products and services, all of Natus's manufacturing, engineering and customer support functions remain fully operational and continue to support customers with vital supplies, service and equipment. Our Company has adapted quickly and efficiently to this new environment and we will continue to operate in this manner until the global pandemic subsides.

Natus made investments in inventory during the second quarter to help mitigate any potential supply chain disruptions. Going into the third quarter, supply appears to be stable, which could allow for the reduction of inventory levels in future quarters. The Company has also taken actions to reduce costs, including reducing travel, tradeshows, employee and certain discretionary expenses. Natus will continue to prioritize investment spending to allow for continued innovation in its products and services, which is a key element of its strategy for profitable growth in the years ahead.

“As expected, we saw significant impact from COVID-19 during the second quarter, with revenue declining 32.4% compared to the second quarter of 2019. Our Neuro end market was impacted by the decline in spending at many hospitals and Hearing & Balance revenue declined due to the reduced activity in audiologist's offices and retail hearing centers. Our Newborn Care business performed well during the quarter increasing 1% compared to the second quarter last year as births continued at normal rates and we benefited from the release of our NICVIEW II NICU video streaming product,” said Jonathan Kennedy, President and Chief Executive Officer of Natus.

“Looking ahead to the third quarter, we expect Neuro and Hearing & Balance revenues to remain below pre-pandemic levels, but to improve compared to the second quarter. We expect Newborn Care to remain closer to historical levels. We see our customers adapting to the COVID environment with elective procedures resuming, which we believe will result in increased capital spending, improving our business over the remainder of 2020,” Mr. Kennedy continued.

Financial Guidance

Although we see our revenues and margins improving compared to the second quarter for the remainder of 2020, a significant amount of uncertainty still exists as a result of the COVID-19 pandemic. With this in mind, the Company will not provide detailed guidance at this time.
Use of Non-GAAP Financial Measures

The Company presents in this release its non-GAAP net income and loss, non-GAAP earnings per diluted share and loss per share, non-GAAP gross margin and non-GAAP operating margin results which exclude amortization expense associated with certain acquisition-related intangibles, restructuring charges, certain discrete items, direct costs of acquisitions, and the related tax effects. A reconciliation between non-GAAP and GAAP financial measures is included in this press release.

The Company believes that the presentation of results excluding these charges or gains provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and better reflects the ongoing economics of the Company's operations. The Company believes these non-GAAP financial measures facilitate comparison of operating results across reporting periods.

Specifically, the Company excludes the following charges, gains, and their related tax effects in the calculation of non-GAAP net income, non-GAAP earnings per diluted share and non-GAAP operating profit: 1) Non-cash amortization expense associated with certain acquisition-related intangibles. The charges reflect an estimate of the cost of acquired intangible assets over their estimated useful lives. 2) Restructuring and other non-recurring charges. The Company has over time completed multiple acquisitions of other companies and businesses. Following an acquisition, the Company will, as it determines appropriate, initiate restructuring events to eliminate redundant costs. Restructuring expenses, which are excluded in the non-GAAP items, are exclusively related to permanent reductions in our workforce and redundant facility closures. Other non-recurring costs are associated with the transition of the executive management team. These costs can include stock compensation from accelerated vesting of stock, severance payouts and related payroll expenses. 3) Certain discrete items. These items represent significant infrequent charges or gains that management believes should be viewed outside of normal operating results, and each significant discrete transaction is evaluated to determine whether it should be excluded from non-GAAP reporting. These items are specifically identified when they occur. 4) Direct costs of acquisitions. These are direct acquisition-related costs that occur when the Company makes an acquisition, such as professional fees, due diligence costs, and earn-out adjustments.

The Company applies GAAP methodologies in computing its non-GAAP tax provision by determining the annual expected effective tax rate after taking into account items excluded for non-GAAP financial reporting purposes.  The Company’s non-GAAP tax expense and its non-GAAP effective tax rate are generally higher than its GAAP tax expense and GAAP effective tax rate because the income subject to taxes would be higher due to the effect of the expenses excluded from non-GAAP financial reporting. The nature of each quarterly discrete transaction will be evaluated to determine whether it should be excluded from non-GAAP reporting.

The Company's management uses these non-GAAP financial measures in assessing the Company's performance and when planning, forecasting, and analyzing future periods and the Company believes that investors also benefit from being able to refer to these non-GAAP financial measures along with the GAAP operating results. These non-GAAP financial measures also facilitate management's internal comparisons to the Company's historical performance. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Conference Call

Natus has scheduled a conference call to discuss this announcement beginning at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) today, July 30, 2020. Individuals interested in listening to the conference call may do so by dialing 1-844-634-1441 for domestic callers, or 1-508-637-5658 for international callers, and entering reservation code 1467486. A telephone replay will be available for 48 hours following the conclusion of the call by dialing 1-855-859-2056 for domestic callers, or 1-404-537-3406 for international callers, and entering reservation code 1467486. The conference call also will be available real-time via the Internet at http://investor.natus.com, and a recording of the call will be available on the Company’s Web site for 90 days following the completion of the call.

About Natus Medical Incorporated

Natus is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the business, social and economic impact of the COVID-19 pandemic on the Company's business and results of operations, the ability of the Company to realize the anticipated benefits from its new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended March 31, 2020. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Revenue	$84,780	$125,539	$194,163	$240,296
Cost of revenue	42,573	52,393	87,506	98,903
Intangibles amortization	1,654	1,746	3,322	3,502
Gross profit	40,553	71,400	103,335	137,891
Gross profit margin	47.8%	56.9%	53.2%	57.4%
Operating expenses:
Marketing and selling	22,802	32,324	53,532	66,054
Research and development	14,336	13,324	31,905	26,718
General and administrative	11,187	12,690	24,368	28,996
Intangibles amortization	3,644	3,763	7,305	7,549
Restructuring	621	2,668	1,492	40,040
Total operating expenses	52,590	64,769	118,602	169,357
Income (loss) from operations	(12,037)	6,631	(15,267)	(31,466)
Interest expense	(976)	(1,388)	(1,693)	(2,894)
Other income (expense), net	219	188	(558)	(418)
Income (loss) before provision for (benefit from) income tax	(12,794)	5,431	(17,518)	(34,778)
Provision for (benefit from) income tax	(3,891)	1,944	(5,018)	(7,865)
Net income (loss)	$(8,903)	$3,487	$(12,500)	$(26,913)
Net income (loss) per share:
Basic	$(0.26)	$0.10	$(0.37)	$(0.80)
Diluted	$(0.26)	$0.10	$(0.37)	$(0.80)
Weighted-average shares:
Basic	33,827	33,639	33,624	33,630
Diluted	33,827	33,690	33,624	33,630

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	June 30,	December 31,
	2020	2019
ASSETS

Current assets:
Cash and investments	$84,878	$63,297
Accounts receivable	89,230	115,889
Inventories	83,589	71,368
Other current assets	21,059	19,195
Total current assets	278,756	269,749

Property and equipment	26,673	24,702
Operating lease right-of-use assets	12,926	15,046
Goodwill and intangible assets	249,901	261,166
Deferred income tax	30,204	30,355
Other assets	22,346	21,509
Total assets	$620,806	$622,527

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$31,654	$27,253
Current portion of long-term debt	35,000	35,000
Accrued liabilities	38,857	54,451
Deferred revenue	21,186	20,246
Current portion of operating lease liabilities	5,533	5,871
Total current liabilities	132,230	142,821

Long-term debt	51,761	19,665
Deferred income tax	14,267	14,251
Operating lease liabilities	10,224	12,051
Other long-term liabilities	16,851	17,616
Total liabilities	225,333	206,404
Total stockholders’ equity	395,473	416,123
Total liabilities and stockholders’ equity	$620,806	$622,527

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Operating activities:
Net income (loss)	$(8,903)	$3,486	$(12,500)	$(26,913)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for losses on accounts receivable	1,480	360	3,044	960
Impairment on intangibles held for sale	—	—	—	—
Depreciation and amortization	6,683	7,716	13,677	15,427
Loss on disposal of property and equipment	(20)	303	22	482
Warranty reserve	576	1,323	1,280	1,677
Share-based compensation	2,373	1,908	4,664	4,462
Loss on commencement of sales-type leases	800	—	1,095	—
Impairment charge for held for sale assets	—	—	—	24,571
Changes in operating assets and liabilities:
Accounts receivable	10,582	3,615	25,152	19,170
Inventories	(7,751)	2,370	(11,194)	(2,106)
Prepaid expenses and other assets	(3,007)	(3,016)	(4,066)	(10,383)
Accounts payable	(1,714)	221	4,324	(3,215)
Accrued liabilities	(7,014)	(1,301)	(16,343)	(2,620)
Deferred revenue	(1,888)	757	302	2,739
Deferred income tax	52	(188)	155	(205)
Net cash provided by (used in) operating activities	(7,751)	17,554	9,612	24,046
Investing activities:
Purchase of property and equipment	(3,352)	(458)	(6,927)	(2,919)
Purchase of intangible assets	—	(13)	—	(13)
Net cash used in investing activities	(3,352)	(471)	(6,927)	(2,932)
Financing activities:
Proceeds from stock option exercises and ESPP	658	1,406	658	1,674
Repurchase of common stock		—	(10,495)	—
Taxes paid related to settlement of equity awards	(43)	(6)	(1,926)	(1,573)
Principal payments of financing lease liability	(109)	(100)	(242)	(265)
Proceeds from long-term borrowings	—	—	60,000	—
Payments on borrowings	(13,000)	(20,000)	(28,000)	(25,000)
Net cash provided by (used in) financing activities	(12,494)	(18,700)	19,995	(25,164)
Exchange rate changes effect on cash and cash equivalents	1,459	203	(1,099)	(314)
Net increase (decrease) in cash and cash equivalents	(22,138)	(1,414)	21,581	(4,364)
Cash and cash equivalents, beginning of period	107,016	53,423	63,297	56,373
Cash and cash equivalents, end of period	$84,878	$52,009	$84,878	$52,009

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP based results:
Income (loss) before provision for income tax	$(12,794)	$5,431	$(17,518)	$(34,778)

Non-GAAP adjustments:
Intangibles amortization (COGS)	1,654	1,746	3,322	3,502
Recall accrual and remediation efforts (COGS)	—	322	—	67
Restructuring and other non-recurring costs (COGS)	1,486	738	1,776	989
Direct costs of acquisitions (COGS)	—	40	—	123
Intangibles amortization (OPEX)	3,644	3,763	7,305	7,549
Direct costs of acquisitions (OPEX)	—	151	—	258
Restructuring and other non-recurring costs (OPEX)	590	2,594	1,407	40,258
Litigation (OPEX)	—	10	—	697
Non-GAAP income (loss) before provision for (benefit from) income tax	(5,420)	14,795	(3,708)	18,665

Income tax expense (benefit), as adjusted	$(1,009)	$4,180	$(600)	$5,342

Non-GAAP net income (loss)	$(4,411)	$10,615	$(3,108)	$13,323
Non-GAAP earnings (loss) per share:
Basic	$(0.13)	$0.32	$(0.09)	$0.40
Diluted	$(0.13)	$0.32	$(0.09)	$0.39

Weighted-average shares used to compute
Basic non-GAAP earnings per share	33,827	33,639	33,624	33,630
Diluted non-GAAP earnings per share	33,827	33,690	33,624	33,733

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP ADJUSTMENTS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
GAAP Gross Profit	$40,553	$71,400	$103,335	$137,891
Amortization of intangibles	1,654	1,746	3,322	3,502
Direct cost of acquisitions	—	40	—	123
Recall accrual and remediation efforts	—	322	—	67
Restructuring and other non-recurring costs	1,486	738	1,776	989
Non-GAAP Gross Profit	$43,693	$74,246	$108,433	$142,572
Non-GAAP Gross Margin	51.5%	59.1%	55.8%	59.3%

GAAP Operating Income (Loss)	$(12,037)	$6,631	$(15,267)	$(31,466)
Amortization of intangibles	5,298	5,509	10,627	11,051
Recall accrual and remediation efforts	—	322	—	67
Litigation	—	10	—	697
Restructuring and other non-recurring costs	2,076	3,332	3,183	41,247
Direct cost of acquisitions	—	191	—	381
Non-GAAP Operating Income (Loss)	$(4,663)	$15,995	$(1,457)	$21,977
Non-GAAP Operating Margin	(5.5)%	12.7%	(0.8)%	9.1%

GAAP Income Tax Expense (Benefit)	$(3,891)	$1,944	$(5,018)	$(7,865)
Effect of accumulated change of pretax income	2,524	2,662	4,091	5,707
Effect of change in annual expected tax rate	358	(503)	327	(606)
Repatriation tax adjustment	—	—	—	(177)
Restructuring and other expenses	—	77	—	8,283
Non-GAAP Income Tax Expense (Benefit)	$(1,009)	$4,180	$(600)	$5,342

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Neuro:
Revenue	$43,509	$71,598	$108,830	$133,988
Cost of revenue	21,194	27,674	47,605	50,575
Intangibles amortization	826	940	1,705	1,882
Gross profit	$21,489	$42,984	$59,520	$81,531
Gross profit margin	49.4%	60.0%	54.7%	60.8%

Newborn care:
Revenue	$26,916	$26,563	$51,148	$56,099
Cost of revenue	13,989	11,656	24,329	23,826
Intangibles amortization	64	64	127	129
Gross profit	$12,863	$14,843	$26,692	$32,144
Gross profit margin	47.8%	55.9%	52.2%	57.3%

Hearing & balance:
Revenue	$14,355	$27,378	$34,185	$50,209
Cost of revenue	7,390	13,063	15,572	24,502
Intangibles amortization	764	742	1,490	1,491
Gross profit	$6,201	$13,573	$17,123	$24,216
Gross profit margin	43.2%	49.6%	50.1%	48.2%

Consolidated:
Revenue	$84,780	$125,539	$194,163	$240,296
Cost of revenue	42,573	52,393	87,506	98,903
Intangibles amortization	1,654	1,746	3,322	3,502
Gross profit	$40,553	$71,400	$103,335	$137,891
Gross profit margin	47.8%	56.9%	53.2%	57.4%

Note: The revenue and gross margin for our AccuScreen® newborn hearing screening product has been reclassified from Hearing & Balance to Newborn Care for both the current and prior periods. Hearing & Balance was formerly named Audiology.

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP GROSS MARGIN BY END MARKETS (unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Neuro:
GAAP Gross Profit	$21,489	$42,984	$59,520	$81,531
Amortization of intangibles	826	940	1,705	1,882
Acquisition charges	—	40	—	123
Restructuring and other non-recurring costs	414	—	704	—
Non-GAAP Gross Profit	$22,729	$43,964	$61,929	$83,536
Non-GAAP Gross Margin	52.2%	61.4%	56.9%	62.3%

Newborn care:
GAAP Gross Profit	$12,863	$14,843	$26,692	$32,144
Amortization of intangibles	64	64	127	129
Recall accrual and remediation efforts	—	(316)	—	(571)
Restructuring and other non-recurring costs	—	738	—	814
Non-GAAP Gross Profit	$12,927	$15,329	$26,819	$32,516
Non-GAAP Gross Margin	48.0%	57.7%	52.4%	58.0%

Hearing & balance:
GAAP Gross Profit	$6,201	$13,573	$17,123	$24,216
Amortization of intangibles	764	742	1,490	1,491
Recall accrual and remediation efforts	—	638	—	638
Restructuring and other non-recurring costs	1,072	—	1,072	175
Non-GAAP Gross Profit	$8,037	$14,953	$19,685	$26,520
Non-GAAP Gross Margin	56.0%	54.6%	57.6%	52.8%

Consolidated:
GAAP Gross Profit	$40,553	$71,400	$103,335	$137,891
Amortization of intangibles	1,654	1,746	3,322	3,502
Acquisition charges	—	40	—	123
Recall accrual and remediation efforts	—	322	—	67
Restructuring and other non-recurring costs	1,486	738	1,776	989
Non-GAAP Gross Profit	$43,693	$74,246	$108,433	$142,572
Non-GAAP Gross Margin	51.5%	59.1%	55.8%	59.3%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
GEOGRAPHIC REVENUE (unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Consolidated Revenue:
United States	$51,175	$73,531	$119,513	$139,598
International	33,605	52,008	74,650	100,698
Totals	$84,780	$125,539	$194,163	$240,296

United States	60%	59%	62%	58%
International	40%	41%	38%	42%
Totals	100%	100%	100%	100%

NATUS MEDICAL INCORPORATED AND SUBSIDIARIES
REVENUE AFTER EXITED PRODUCTS (unaudited)
(in millions)

	Three Months Ended		Six Months Ended		Year Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019	December 31, 2019	December 31, 2018
Revenue	$84.8	$125.5	$194.2	$240.3	$495.1	$530.9
Newborn care*	—	(1.8)	—	(4.0)	(4.5)	(20.6)
Neuro*	—	(0.2)	—	(1.0)	(1.2)	(14.3)
Hearing & balance*	—	—	—	(0.1)	(0.1)	(11.3)
Revenue after exited products	$84.8	$123.5	$194.2	$235.2	$489.3	$484.7

*Newborn care, Neuro, and Hearing & balance include exited businesses (GND, Neurocom, Medix) and other end of sales products.